Exhibit 10.33

Amendment to Executive Employment Agreement (“Agreement”)

This Amendment to the Agreement (this “Amendment”), dated as of the date last signed below (the “Amendment Effective Date”), is between Robert R. Robinson (“Executive”) and RMG Enterprise Solutions, Inc., 15301 Dallas Parkway, Suite 500, Addison, TX 75001 (“Company”).

W I T N E S S E T H:

Whereas, Executive and Company entered into the Agreement dated as of August 25, 2015 (the “Effective Date”) and now desire to amend the Agreement in certain respects.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Executive and Company agree as follows:

1.     Term. The term of this Amendment commences on the Amendment Effective Date and shall continue in effect coterminous with the term of the Agreement.

2.     Defined Terms. Except as defined herein or otherwise required by the context herein, all defined terms used in this Amendment have the meaning set forth in the Agreement.

3.     Modifications.  Subsection 4(b) is hereby deleted and replaced with the following:

(b)   Annual Bonus.  Each fiscal year during the Executive’s employment with the Company, the Company’s Chief Executive Officer will establish annual incentive goals for the Executive.  The Executive will be eligible for an annual bonus equal to thirty-percent (30%) of his annual base salary if he achieves the goals for a given fiscal year.  The terms and conditions of the Executive’s annual bonus will be determined in the sole discretion of the Company’s Chief Executive Officer in consultation with the Board of Directors.

4.     Entire Agreement. Except as amended herein, all terms and conditions of the Agreement shall remain in full force and effect. Notwithstanding anything to the contrary set forth in the Agreement in the event of a conflict between the terms of the Agreement and the terms of this Amendment, this Amendment shall control.

IN WITNESS WHEREOF, Executive and Company have caused this Amendment to be signed and delivered by their duly authorized representatives, all as of the Amendment Effective Date.

Executive		RMG Enterprise Solutions, Inc.

/s/ Robert R. Robinson		By:	/s/ Robert Michelson

Robert R. Robinson		Printed Name: Robert Michelson

Date:	7/25/2017	Title:	President & CEO

		Date:	8/2/2017